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                                                                 Exhibit 10.26

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (the "Agreement") dated as of March 18, 2006 by and between Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company") and Harold Safferstein (the "Executive").

      In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term of Employment; Executive Representation.

a. Employment Term. Subject to the provisions of Section 6 of this Agreement, Executive shall be employed by the Company for a period commencing on March 6, 2006 (the "Effective Date") and ending on the third anniversary of the Effective Date (the "Employment Term") on the terms and subject to the conditions set forth in the Agreement. Unless earlier terminated in accordance with the terms hereof, upon the third anniversary of the Effective Date the Employment Term will be automatically extended for successive one year terms, unless the Company or the Executive gives the other party 90 days' prior written notice of an intention not to renew the agreement.

b. Executive Representation. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of the Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

2. Position; Place of Performance.

a. During the Employment Term, Executive shall serve as Vice President, Business Development. In such position, Executive shall have such duties and authority as shall be determined from time to time by the Chief Executive Officer of the Company ("CEO"). The Executive shall report to the CEO.

b. During the Employment Term, Executive shall devote Executive's full business time and best efforts to the performance of Executive's duties hereunder and will not engage in any other business, profession or occupation (including in an advisory capacity, consulting capacity, or otherwise) for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the CEO; provided that Executive shall be permitted to participate in such charitable and community-related activities as Executive may choose; provided further that such services do not interfere or conflict with his duties hereunder.

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c. During the Employment Term, Executive shall be located in the Company's offices in New York, New York, except for required travel on the Company's business.

3. Compensation.

a. During the Employment Term, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $210,000 (less applicable withholding taxes), payable in regular installments in accordance with the Company's usual payment practices. Executive shall be entitled to such increases in Executive's Base Salary, if any, as may be determined from time to time in the sole discretion of the CEO.

b. With respect to each year during the Employment Term, provided the Executive is employed and in good standing at the time bonuses are distributed, Executive shall be eligible to receive an annual bonus award (an "Annual Bonus") calculated based on Company and individual performance measures established by the Board each year. For 2006, the Executive's target bonus award shall be 40% of his Base Salary, and the Executive may receive between 0% and his target percentage (pro-rated to reflect the partial year of employment), based on the level of achievement of such performance measures.

c. During the Term of the Executive's employment hereunder, the Executive shall be eligible to participate in the Company's 2004 Equity Incentive Plan or its successor plan (the "Equity Incentive Plan") in accordance with the terms and conditions of the Equity Incentive Plan. Except as set forth in paragraph 3(d) below, the decision to grant any award to the Executive pursuant to the Equity Incentive Plan, and the amount of any such award, shall be within the sole discretion of the Company's Board of Directors.

d. The Company shall cause the Executive to be granted stock options to purchase 100,000 shares of Company common stock pursuant to the Equity Incentive Plan (the "Stock Options") as soon as practicable following the Effective Date. The exercise price of the Stock Options shall be the fair market value of the Stock Options on the date of grant, and the Stock Options shall vest over four years, with 25,000 Stock Options vesting each year based on continued employment [(subject to acceleration upon a Change in Control, as set forth in paragraph 6(c)(iii) herein below) . The complete terms and condition of the Stock Options shall be set forth in a separate stock option agreement between the Executive and the Company.

4. Business and Commuting Expenses. During the Employment Term, reasonable, documented business travel expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies. In addition, the Company agrees to pay directly, or to reimburse the Executive, for the Executive's actual, documented costs of commuting (including a monthly commuter pass and parking fees) on the Metro North Railroad, up to a maximum of $3,400 a year. The Executive shall be solely responsible for any income tax liability resulting from these Company payments or reimbursements.

5. Benefits; Vacation. The Company does not currently maintain any employee benefits plans, and has agreed to pay directly, or reimburse the Executive, for the Executive's actual, documented costs in connection with: (i) establishing and maintaining a 401(k) plan or other

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comparable deferred tax savings plan for the benefit of the Executive, up to a maximum of $1,000 a year; and (ii) continuing existing, in force disability coverage for the Executive (i.e., insurance premiums) during the Employment Term, up to a maximum of $6,000 a year. The Executive shall be solely responsible for any income tax liability resulting from these Company payments or reimbursements. During the Employment Term, the Executive shall be entitled to fifteen (15) vacation days per calendar year, which amount shall be pro-rated for any partial calendar year during which the Executive is employed by the Company. Executive shall accrue such vacation days in accordance with the policies of the Company as in effect from time to time. Executive shall also be entitled to all US official Federal Holidays.

6. Termination. The Employment Term and Executive's employment hereunder may be terminated by either party at any time and for any reason; provided that Executive will be required to give the Company at least 30 days advance written notice of any resignation of Executive's employment. Notwithstanding any other provision of this Agreement, the provisions of this Section 6 shall exclusively govern Executive's rights upon termination of employment with the Company and its affiliates.

a. By the Company For Cause; By Executive for any Reason; Expiration of the Employment Term.

      (i) The Employment Term and Executive's employment hereunder may be terminated by the Company for Cause (as defined below) or by the Executive for any reason, subject to the notice period required by this Section 6.

      (ii) For purposes of this Agreement, "Cause" shall mean: (i) the failure by the Executive to render services to the Company in accordance with his assigned duties and responsibilities under this Agreement (other than any such failure resulting from the Executive's Disability); (ii) willful misconduct or gross negligence of the Executive in the performance of his duties and responsibilities for the Company or any of its subsidiaries or affiliates under this Agreement; (iii) the Executive's conviction of, or plea of guilty or nolo contendre to, a felony, whether or not committed in the course of performing his duties for the Company or any of its subsidiaries or affiliates; (iv) the Executive's disloyalty, deliberate dishonesty, breach of fiduciary duty or material breach of the terms of this Agreement; (v) the commission by the Executive of embezzlement, theft or any other fraudulent act or omission; (vi) the commission by the Executive of any act or omission in violation of the rules or policies of the Company that results in material loss, damage or injury to the Company or any of its subsidiaries or affiliates or materially adversely affects the business activities, reputation, goodwill or image of the Company or any of its subsidiaries or affiliates; (vii) the unauthorized disclosure by the Executive of any "Confidential Information," as that term is defined in the Undertaking (defined below); (viii) the commission by the Executive of any act that constitutes unfair competition with the Company or any of its subsidiaries or affiliates; (ix) the material breach by the Executive of any agreement to which he and the Company or any of its subsidiaries or affiliates are parties that results in material loss, damage or injury to the Company or any of its subsidiaries or affiliates, or materially adversely affects the business activities, reputation, goodwill or image of the Company or any of its subsidiaries or affiliates, provided that, if such breach is capable of being remedied,

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      Executive has failed to remedy such breach within ten days after Executive has received notice requesting that Executive remedy such breach.

      (iii) If Executive's employment is terminated by the Company for Cause, or if Executive terminates his employment hereunder for any reason, Executive shall be entitled to receive the following amounts (collectively, the "Accrued Obligations"):

            (A) the Base Salary through the date of termination;

            (B) any Annual Bonus earned but unpaid as of the date of termination for any previously completed calendar year;

            (C) any company vacation days earned but not taken; and

            (D) reimbursement for any unreimbursed business expenses (including reimbursable commuting expenses) properly incurred by Executive in accordance with Company policy prior to the date of Executive's termination.


            In addition, if the Employment Term and Executive's employment under this Agreement is terminated by reason of the expiration of the Employment Term following a notice of non-renewal by the Company or Executive, Executive shall be entitled to receive the Accrued Obligations.

            Following such termination of Executive's employment by the Company for Cause, by Executive for any reason, or by reason of the expiration of the Employment Term, except as set forth in this Section 6(a), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

b. Disability or Death.

      (i) The Employment Term and Executive's employment hereunder shall terminate upon Executive's death or if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six (6) months during any twelve (12) month period to perform Executive's duties, determined by the Company in its reasonable discretion (such incapacity hereinafter referred to as "Disability"). Upon termination of Executive's employment hereunder for either Disability or death, Executive or Executive's estate (as the case may be) shall be entitled to receive the Accrued Obligations.

            Following Executive's termination of employment due to death or Disability, except as set forth in this Section 6(b), Executive or Executive's estate (as the case may be) shall have no further rights to any compensation or any other benefits under this Agreement.

c. By the Company Without Cause.

      (i) The Employment Term and Executive's employment hereunder may be terminated by the Company without Cause.

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      (ii) If Executive's employment is terminated by the Company without Cause
      (other than by reason of death or Disability) and not on or following a Change in Control (as defined below), Executive shall be entitled to receive:

            (A) the Accrued Obligations; and

            (B) continuation of the Executive's then-current base salary for three months.

      (iii) If Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability) on or following a Change in Control (as defined below), Executive shall be entitled to receive:

            (A) the Accrued Obligations;

            (B) continuation of the Executive's then-current base salary for six months;

            Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability), except as set forth in this Section 6(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement. Notwithstanding the foregoing, the Company's obligation to provide the Executive the payments described in this Section 6(c) shall be contingent upon Executive's continued compliance with the restrictive covenants set forth in Section 7.

      (iv) For purposes of this Agreement, "Change in Control" shall mean the first to occur of any of the following:

            (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

            (B) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

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             (C)  the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

            Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) an offering of securities of the Company that is registered with the Securities and Exchange Commission or
      (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

d. Notice of Termination. Any purported termination of employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 8(f) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

7. Confidentiality/Non-Competition.

a. The Executive has executed a separate Employee Undertaking (the "Undertaking"), pursuant to which he agrees to be bound by certain confidentiality, non-competition, non-solicitation and other restrictive covenants and which are incorporated herein by reference.

b. The Executive hereby agrees and covenants that he shall not, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, member, principal, partner, shareholder, officer, director, agent, holder of financial interest, or any other individual or representative capacity, in any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated association or government entity ("Person"), whether on the Executive's own behalf or on behalf of any Person or entity or otherwise howsoever (other than as a holder of not more than one percent (1%) of the combined voting power of the outstanding stock of a publicly held company), during the Executive's employment with the Company and for a period of one (1) year following after the termination or cessation of this Agreement and of the Executive's employment with the Company for any reason, directly or indirectly engage in, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the "business of the Company or its affiliates or their successors." The "business of the Company or its affiliates or

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their successors" is defined as the business of plasma fractionation or manufacturing, selling, researching, distributing, marketing or otherwise conducting business in any way relating to the development, manufacture, sale or distribution of plasma derivative products, including, without limitation, biological surgical or fibrin adhesives, whether the Company is actually engaged in such business activities or has taken action to begin engaging in such business activities, even if any related services or products are not completed or ready for marketing or distribution, at the time that this Agreement and the Executive's employment with the Company terminates.

c. The Executive acknowledges and recognizes the highly competitive nature of the business of the Company, and agrees that the covenants set forth herein, including the Undertaking, are reasonable and necessary to protect the Company's interests. It is expressly understood and agreed that although Executive and the Company consider such restrictions to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained herein and in the Undertaking is an unenforceable restriction against Executive, the provisions of this Agreement and the Undertaking shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained herein or in the Undertaking is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein.

8. Specific Performance. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of
Section 7 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

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9. Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

b. Entire Agreement/Amendments. This Agreement and the Undertaking contain the entire understanding of the parties with respect to the subject matter hereof and thereof and shall supersede any other agreements, offer terms or representations, oral or otherwise, express or implied, with respect to the subject matter hereof and thereof which have been made by either party. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement and the Undertaking may not be altered, modified, or amended except by written instrument signed by the parties hereto.

c. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

d. Severability. In the event that any one or more of the provisions of this Agreement and/or the Undertaking shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and/or the Undertaking shall not be affected thereby.

e. Binding Agreement; Assignment. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Executive. This Agreement shall not be assignable by Executive. This Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company or to a parent of the Company. Such assignment shall become effective when the Company notifies the Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, provided that any assignee expressly assumes the obligations, rights and privileges of this Agreement.

f. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

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If to the Company:

                  Omrix Biopharmaceuticals, Inc.
                  630 Fifth Avenue
                  New York, New York, 10111
                  Attn: C.E.O

If to Executive: To the most recent address of Executive set forth in the personnel records of the Company.

g. Withholding Taxes. Any payments provided for hereunder shall be paid net of any applicable withholding taxes required under federal, state or local law and any additional withholding to which the Executive has agreed.

h. Survival. The obligations of the Company and the Executive under this Agreement which by their nature may require performance after the expiration or termination of the Employment Term (including, without limitation, those under Section 7) shall survive the expiration or termination of this Agreement.

i. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                             /s/ Harold Safferstein
                                             -----------------------------------
                                             HAROLD SAFFERSTEIN



                                             OMRIX BIOPHARMACEUTICALS, INC.

                                             By:    /s/ Robert Taub
                                                    ----------------------------
                                             Name:    Robert Taub
                                             Title:   Chief Executive Officer

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